UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2006

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way

Coburg, Oregon 97408

 (Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Results of Operations and Financial Condition

On February 1, 2006, prior to opening of the market, Monaco Coach Corporation announced that it would delay the release of the fourth quarter and 2005 year-end results to resolve an accounting issue.  The Company also postponed its related conference call scheduled for February 1 at 11:00 a.m. Pacific.  The Company also announced its revenues and gross profit for the fourth quarter of 2005.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8.K.

On February 1, 2006, after the market closed, the Company announced its full fourth quarter and 2005 year-end results and stated that it had resolved the accounting issue.  The Company also announced that it would hold a conference call to discuss its fourth quarter and full year 2005 financial results on February 2, 2006 at 10:00 a.m. Pacific.  A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1

Press Release dated February 1, 2006 announcing the delay of Monaco Coach Corporation’s release of the fourth quarter and 2005 year-end results and related conference call and announcing fourth quarter 2005 revenues and gross profit.

99.2	Press Release dated February 1, 2006 announcing financial results for the fourth quarter of 2005 and the full year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006		MONACO COACH CORPORATION

	By:	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Press Release dated February 1, 2006 announcing the delay of Monaco Coach Corporation’s release of the fourth quarter and 2005 year-end results and related conference call and announcing fourth quarter 2005 revenues and gross profit.

99.2	Press Release dated February 1, 2006 announcing financial results for the fourth quarter of 2005 and the full year.